Exhibit 10.1

FORM OF STOCK OPTION GRANT AGREEMENT

EXECUTION COPY

BANKRATE, INC.

2011 EQUITY COMPENSATION PLAN

STOCK OPTION GRANT

This STOCK OPTION GRANT AGREEMENT (this “Agreement”), dated as of June 16, 2011 (the “Date of Grant”), is delivered by Bankrate, Inc. (the “Company”) to             , an employee of the Company (the “Grantee”).

RECITALS

The Bankrate, Inc. 2011 Equity Compensation Plan (the “Plan”) (any and all capitalized terms used in this Agreement and not defined herein shall have the meanings ascribed to them in the Plan) provides for the grant of options to purchase shares of common stock of the Company (the “Shares”). The Board of Directors of the Company (the “Board”) has decided to make a stock option grant in connection with the Company’s initial public offering as an inducement for the Grantee to promote the best interests of the Company and its stockholders.

NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:

1. Grant of Option. Subject to the terms and conditions set forth in this Agreement and in the Plan, the Company hereby grants to the Grantee a stock option (the “Option”) to purchase             Shares (initially granted as to             Shares prior to the June 21, 2011 adjustment) at an option price of $15.00 per Share (initially at an option price of $250.2162 per Share prior to the post-merger adjustment). The Option shall become exercisable according to Paragraph 2 below.

2. Exercisability of Option. The Option will vest as to             shares on the first anniversary of the Date of Grant; the remaining             shares will vest in equal monthly installments of             shares beginning on July 16, 2012 through May 16, 2015 and             shares on June 16, 2015, on which date the Option will be 100% vested and exercisable; provided the Grantee is employed by, or providing services to, the Company and its Affiliates at all times from the Date of Grant until the applicable vesting date. The right to exercise the Option shall be cumulative.

3. Term of Option. The Option, if still outstanding, shall automatically terminate upon the happening of the first of the following events:

(i) The expiration of the 90-day period after the Grantee ceases to be employed by, or provide services to, the Company and its Affiliates, if the termination of employment is for any reason other than Disability, death or Cause;

(ii) The expiration of the one-year period after the Grantee ceases to be employed by, or provide services to, the Company and its Affiliates on account of the Grantee’s Disability;

(iii) The expiration of the one-year period after the Grantee ceases to be employed by, or provide services to, the Company, if the Grantee dies while employed by, or providing services to, the Company and its Affiliates or within 90 days after the Grantee’ ceases to be so employed or provide such services on account of a termination of employment described in subparagraph (i) above;

(iv) The date on which the Grantee ceases to be employed by, or to provide services to, the Company and its Affiliates for Cause; or

(v) The seventh anniversary of the Date of Grant.

4. Exercise Procedures.

(a) Subject to the provisions of Paragraphs 2 and 3 above, after the Option has become exercisable, the Grantee may exercise part or all of the exercisable Option by giving the Company written notice of intent to exercise in the manner provided in Paragraph 12 below, specifying the number of Shares as to which the Option is to be exercised (which must be a whole number and must not be less than the lesser of 50 or the number of Shares with respect to which the Option is exercisable). On the delivery date, the Grantee shall pay the exercise price (i) in cash, (ii) with the approval of the Board, by delivering Shares of the Company which shall be valued at their fair market value on the date of delivery, or (iii) by such other method as the Board may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. The Board may impose from time to time such limitations as it deems appropriate on the use of Shares of the Company to exercise the Option.

(b) The obligation of the Company to deliver Shares upon exercise of the Option shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate by the Board, including such actions as Company counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations. The Company may require that the Grantee (or other person exercising the Option after the Grantee’s death) represent that the Grantee is purchasing Shares for the Grantee’s own account and not with a view to or for sale in connection with any distribution of the Shares, or such other representation as the Board deems appropriate. All obligations of the Company under this Agreement shall be subject to the rights of the Company as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable. Subject to Board approval, the Grantee may elect to satisfy any income tax withholding obligation of the Company with respect to the Option by having Shares withheld up to an amount that does not exceed the applicable withholding tax rate for federal (including FICA), state and local tax liabilities.

5. Covered Transaction. In the event of a Covered Transaction while the Grantee remains employed by the Company and its Affiliates, the Option shall vest and become fully exercisable.

6. Restrictions on Exercise. Only the Grantee may exercise the Option during the Grantee’s lifetime. After the Grantee’s death, the Option shall be exercisable (subject to the limitations specified in the Plan) solely by the legal representatives of the Grantee, or by the person who acquires the right to exercise the Option by will or by the laws of descent and distribution, to the extent that the Option is exercisable pursuant to this Agreement.

7. Grant Subject to Plan Provisions. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant and exercise of the Option are subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan established from time to time by the Board in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) rights and obligations with respect to withholding taxes, (ii) the registration, qualification or listing of the Shares, (iii) capital or other changes of the Company and (iv) other requirements of applicable law. The Board shall have the authority to interpret and construe the Option pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

8. No Employment Rights. The grant of the Option shall not confer upon the Grantee any right to be retained by or in the employ of the Company and shall not interfere in any way with the right of the Company to terminate the Grantee’s employment or service at any time. The right of the Company to terminate at will the Grantee’s employment or service at any time for any reason is specifically reserved.

9. No Shareholder Rights. Neither the Grantee, nor any person entitled to exercise the Grantee’s rights in the event of the Grantee’s death, shall have any of the rights and privileges of a shareholder with respect to the Shares subject to the Option, until certificates for Shares have been issued upon the exercise of the Option.

10. Assignment and Transfers. The rights and interests of the Grantee under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Grantee, by will or by the laws of descent and distribution. In the event of any attempt by the Grantee to alienate, assign, pledge, hypothecate, or otherwise dispose of the Option or any right hereunder, except as provided for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Option by notice to the Grantee, and the Option and all rights hereunder shall thereupon become null and void. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates. This Agreement may be assigned by the Company without the Grantee’s consent.

11. Governing Law; Captions. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida, without regard to the principles of conflicts of law thereof. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

12. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The parties hereto confirm that any facsimile copy of another party’s executed counterpart of this Agreement (or its signature page thereof) will be deemed to be an executed original thereof.

13. Notice. Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the Chief Financial Officer, Bankrate Inc., 477 Madison Avenue Suite 430, New York, NY 10022, and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the payroll of the Company, or to such other address as the Grantee may designate to the Company in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

EXECUTION COPY

IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute and attest this Agreement, and the Grantee has executed this Agreement, effective as of the Date of Grant.

BANKRATE, INC.

By:
Name:	Thomas R. Evans
Title:	President and Chief Executive Officer

Acknowledged and agreed:

GRANTEE

Name:

[Signature Page to Stock Option Grant Agreement]